Exhibit 99.1

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

April 22, 2015

Via First Class Mail

To: Stockholders of Goodrich Petroleum Corporation

Re: Rescheduling of Annual Meeting

Dear Stockholder,

The Annual Meeting (the “Annual Meeting”) of the Stockholders of Goodrich Petroleum Corporation was previously scheduled to be held on Tuesday, May 5, 2015 at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010. Notice is hereby given that the Annual Meeting is being rescheduled to May 29, 2015. We expect that the Annual Meeting will remain at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010. Only stockholders of record at the close of business on May 4, 2015 are entitled to notice of and to vote at the Annual Meeting.

In addition, please be advised that we will soon be distributing new proxy materials to all stockholders. Please disregard the previously distributed proxy materials.

On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs.

By Order of the Board of Directors

Walter G. “Gil” Goodrich

Vice Chairman and Chief Executive Officer